SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.


                                   FORM 8-K


                                CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



                                 October 22, 2002
                ------------------------------------------------
                Date of Report (date of earliest event reported)



                             TDI HOLDING CORPORATION
             ----------------------------------------------------
             Exact Name of Registrant as Specified in its Charter



          Colorado             033-07075-LA              33-0179781
---------------------------   ---------------    ---------------------------
State or Other Jurisdiction   Commission File    IRS Employer Identification
     of Incorporation             Number                   Number



               8750 East Otero Circle, Centennial, Colorado 80112
           ----------------------------------------------------------
           Address of Principal Executive Offices, Including Zip Code



                                 (303) 289-4777
             --------------------------------------------------
             Registrant's Telephone Number, Including Area Code



                                TangibleData, Inc.
                        500 East 84th Avenue, Suite C-1
                           Thornton, Colorado 80229
          -----------------------------------------------------------
          Former Name or Former Address, if Changed Since Last Report










ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     On October 22, 2002, TDI Holding Corporation, formerly named "TangibleData, Inc." (the "Company"), completed the sale of all of the assets related to the Company's business of duplicating optical disks and the development of the related technology, which constitutes substantially all of the assets of the Company, pursuant to the terms of a Purchase Agreement with Willette Acquisition Corp. (the "Buyer"). The sale was approved by the Company's shareholders at a special meeting held on October 22, 2002.

     The purchase price for the assets will be determined by the operating profit of the business sold to the Buyer, which will be operated as a separate branch of the Buyer. The purchase price will be equal to 30% of the operating profit of the branch during the 60 month period following the closing, up to a maximum of $3.5 million. The purchase price will be calculated for each 12-month period following the closing, except that the first period will be shorter and will end on August 23, 2003. The portion of the purchase price will be calculated for each such period on a "stand alone" basis, and any losses that occur in periods before or after the period being calculated will not be offset against the period being calculated. The Company will not be required to pay the Buyer anything for any periods in which an operating loss is recorded.

     Payments of the purchase price will be made within 45 days of the end of each period. In addition, the Buyer will make advance payments within 45 days of the end of the first six months of each period equal to 30% of the operating profit for that six month period. In the event that an advance payment exceeds the amount due for the full period, the excess amount paid will be offset against any future payments.

     The Company will have the right to inspect the books and records of the Buyer associated with the calculation of the purchase price payments. However, the Company does not have the right to require an audit of such records.

     As part of the Purchase Agreement, the Buyer has entered into employment agreements with Blair Zykan (President and a Director of the Company), Joanne Keys (Chief Technical Officer of the Company), and Alex de St. Simon (an employee of the Company and the husband of Brenda Molloy-de St. Simon, a former officer of the Company). The employment agreements are for an initial period of one year and include non-competition provisions. The base salaries are $121,000 for Blair Zykan, $125,000 for Joanne Keys and $104,000 for Alex de St. Simon.

     In addition, the Purchase Agreement provides that the Buyer will pay 10% of the operating profits of the branch which operates the business to key employees of the branch. The Company will have the sole discretion to determine which key employees will receive such payments and the portion of the 10% to be paid to each of them. The employment agreements discussed above also provide that each of these persons will receive a portion of this 10% payment.

     On October 24, 2002, the name of the Company was changed to "TDI Holding Corporation" in connection with the sale.




                                      2



     As a result of the sale of substantially all of the Company's assets, management may seek out and pursue a business combination transaction with an existing private business enterprise that might have a desire to take advantage of the Company's status as a public corporation. At this time, management does not intend to target any particular industry, but, rather, intends to judge any opportunity on its individual merits. Any such transaction will likely have a dilutive effect on the interests of the Company's shareholders that will, in turn, reduce each shareholder's proportionate ownership and voting power in the Company.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a)  FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.  Not applicable.

     (b) PRO FORMA FINANCIAL INFORMATION. The following pro forma information is filed herewith:

                                                                  Page

     Pro Forma Financial Information ...........................  F-1

     Pro Forma Balance Sheet ...................................  F-2

     Pro Forma Statements of Operations ........................  F-3

     Note to Pro Forma Financial Statements ....................  F-4

     (c)  EXHIBITS.

          Exhibit 10     Purchase and Sale Agreement    Filed herewith
                         with Willette Acquisition      electronically
                         Corp.



























                                       3



PRO FORMA FINANCIAL INFORMATION

     The following unaudited pro forma financial statements give effect to the proposed sale of the assets related to the business of the Company. The unaudited pro forma condensed balance sheet presents the effects of these transactions as of June 30, 2002, assuming that these transactions had occurred as of June 30, 2002. The unaudited pro forma condensed statements of operations presents the effects of these transactions for the three months ended June 30, 2002, and for the year ended March 31, 2002, as if these transactions had occurred at the beginning of the periods presented. These unaudited pro forma financial statements should be read in conjunction with the Company's historical financial statements and the notes thereto.














































                                      F-1



                       TANGIBLEDATA, INC. AND SUBSIDIARY
               PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS
                                  (UNAUDITED)

                                                   Other
                         June 30,    Sale of     Adjustments
                          2002        Assets      (Note 1)      Pro-forma
                         --------   ----------   -----------   -----------
ASSETS

Current Assets           $306,000   $(220,000)      --         $86,000 (1)

Property and Equipment   $237,000   $(237,000)      --         $     0

Capitalized Software,
 net                     $388,000   $(388,000)      --         $     0

Total Assets             $931,000   $(845,000)      --         $86,000



                       TANGIBLEDATA, INC. AND SUBSIDIARY
               PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS
                                  (UNAUDITED)

                                                   Other
                         June 30,    Sale of     Adjustments
                          2002        Assets      (Note 1)      Pro-forma
                         --------   ----------   -----------   -----------
LIABILITIES AND
SHAREHOLDERS' EQUITY
(DEFICIENCY)

Total current liabili-
 ties                    $310,000       --       $ 12,000 (5)   $ 322,000

Capital leases, net      $   6,000      --            --        $   6,000

Convertible note
 payable                 $130,000       --            --        $ 130,000

Total liabilities        $446,000       --            --        $ 458,000 (2)

Total shareholders'
 equity                  $385,000   $(845,000)   $(12,000)      $(372,000)

Total liabilities and
shareholders' equity     $931,000   $(845,000)        --        $  86,000
  holders' equity









                                      F-2



                         TANGIBLEDATA, INC. AND SUBSIDIARY
             PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    FOR THE THREE MONTH PERIOD ENDED JUNE 30, 2002
                                  (UNAUDITED)

                                                               Other
                                June 30,    Sale of        Adjustments
                                  2002      Assets           (Note 1)        Pro-forma
                               ---------  ------------     -----------      -----------

Net revenues                   $190,000  $  (190,000)         --                 0

Total cost of revenues         $108,000  $  (108,000)         --                 0

Other Operating expenses       $470,000  $  (102,000)(4)   $12,000(5)   $   380,000

Loss from operations           $388,000  $   (20,000)      $12,000      $   380,000

Other income (expense)         $(29,000) $(1,230,000)(6)      --        $(1,259,000)

Net loss                       $417,000  $   120,000       $12,000      $(2,898,000)

Net loss per share:
  Basic and diluted:               (.02)                                       (.13)
    Net loss per share

                         TANGIBLEDATA, INC. AND SUBSIDIARY
             PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                         FOR THE YEAR ENDED MARCH 31, 2002
                                   (UNAUDITED)

                                                              Other
                               March 31,     Sale of        Adjustments
                                 2002        Assets           (Note 1)      Pro-forma
                              ---------    ------------     -----------    -----------

Net revenues                  $   867,000  $  (867,000)         --                   0(3)

Total cost of revenues        $   533,000  $  (533,000)         --                   0

Other operating expenses      $ 1,614,000  $  (408,000)(4)   $ 12,000(5)   $ 1,218,000

Loss from operations          $(1,280,000) $    74,000       $(12,000)     $ 1,218,000

Other expense, net            $  (150,000) $(1,020,000)(6)      --         $(1,170,000)

Loss from continuing          $(1,430,000) $    74,000       $(12,000)     $(2,388,000)
  operations

Net loss per share:
  Basic and diluted:                 (.09)         .01                            (.14)
    Loss from continuing
     operations

                                     F-3



                    NOTES TO PRO FORMA CONDENSED CONSOLIDATED
                             FINANCIAL STATEMENTS
                                 (UNAUDITED)

(1) TangibleData retained trade accounts receivables which are anticipated to be applied against trade accounts payable.

(2) Allied Vaughn is not assuming the liabilities of the corporation. The Company is negotiating with note holders and other creditors to satisfy liabilities with potential income from the contingent earnings of the transaction.

(3) The income does not reflect any potential revenue from contingent earnings as a result of the transaction.

(4) Reflects reduction in cost of goods sold, and general administration costs as a result of discontinuing the business operations which where sold in the transaction.

(5) The Company expects approximately $12,000 in legal, accounting, and consulting costs associated with the transaction.

(6) To record the loss on the transaction as if the sale occurred on the first day of the period presented. In calculating the loss, no value was attributed to the contingent future payments from operating profits.
































                                      F-4



                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                    TDI HOLDING CORPORATION
                                    (formerly named TANGIBLEDATA, INC.)



Dated:  November 8, 2002            By:/s/ Blair Zykan
                                       Blair Zykan, President












































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